Exhibit 10.2
CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

3rd AMENDMENT

TO THE

LICENSE AND COLLABORATION AGREEMENT

by and between

DAIICHI SANKYO EUROPE GMBH

and

ESPERION THERAPEUTICS, INC.

January 2, 2024

THIS 3rd AMENDMENT to the LICENSE AND COLLABORATION AGREEMENT (this “3rd Amendment”), entered into as of January 2, 2024 (the “3rd Amendment Effective Date”), is entered into by and between Daiichi Sankyo Europe GmbH, a corporation organized and existing under the laws of Germany (“DSE”) and Esperion Therapeutics, Inc., a corporation organized and existing under the laws of the state of Delaware (“Esperion”). DSE and Esperion are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Esperion and DSE are parties to that certain License and Collaboration Agreement, dated and effective as of January 2, 2019, as amended on June 18, 2020 and March 19, 2021 (the “LCA”), and that certain Manufacturing and Supply Agreement by and between DSE and Esperion, dated and effective as of July 30, 2019, as amended on November 20, 2020 (the “DSE Supply Agreement”);

WHEREAS, disputes and litigation arose between DSE and Esperion as to their respective rights and obligations under the LCA and the DSE Supply Agreement, which disputes and litigation were fully and finally resolved pursuant to that certain Confidential Settlement Agreement And Release, dated as of January 2, 2024 (“the Settlement Agreement”); and

WHEREAS, Section 2 of the Settlement Agreement requires the Parties to amend the LCA as provided herein.

NOW, THEREFORE, for good and valuable consideration, including the payments to be made by DSE to Esperion pursuant to the Settlement Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.Defined Terms. Except as defined herein, all capitalized terms used in this 3rd Amendment have the meaning set forth in the LCA.

2.LCA Amendments. The LCA is hereby amended as follows:

a.Definitions.

i.Section 1.32 (DSE Know-How), Section 1.46 (Esperion Territory), Section 1.77 (Licensed Products) and Section 1.118 (Territory) are hereby deleted in their entirety and replaced with:

“DSE Know-How” means Know-How Controlled by DSE or any of its Affiliates during the Term, that arises out of the performance of obligations or exercise of rights hereunder, and that is necessary or useful to the Development, Manufacture or Commercialization of the Licensed Products, including the TC Products Data but excluding Joint Know-How.

“Esperion Territory” means worldwide excluding the DSE Territory and DS Territory.

“Licensed Products” means (a) any pharmaceutical agent which includes Bempedoic Acid in any formulation, presentation and strength, including but not limited to the Licensed Product described in Schedule 1.77, and (b) any pharmaceutical agent that is a combination of Bempedoic Acid, Ezetimibe and a Statin, as its sole active ingredients, in any formulation, presentation and strength (a “Triple Combination Product” or “TC Product”).

“Territory” means the Esperion Territory, the DSE Territory and the DS Territory.

ii.The following terms are added to Section 1 (Definitions):

“ASCA License Agreement” means that certain License and Collaboration between Esperion and Daiichi Sankyo Company, Limited, dated and effective as of April 26, 2021, as amended on January 2, 2024.

“Business Day” means any day other than (a) Saturday or Sunday, (b) any other day on which national banks in Ann Arbor, Michigan are generally permitted or required to be closed, (c) any other day on which national banks in Munich, Germany are generally permitted or required to be closed, or (d) the nine (9) consecutive days beginning on December 24th and continuing through January 1st to the extent not already covered in (a), (b) or (c).

“DS Territory” has the meaning ascribed to such term in the ASCA License Agreement.

“DSE Supply Agreement” has the meaning set forth in Section 5.1 (Licensed Products Other than TC Products).

“Esperion Assistance” has the meaning set forth in Section 2.1.1(b) (TC Products Development).

“Ezetimibe” means the azetidinone derivative having the chemical formula (1-(4-fluorophenyl)-(3R)-[3-(4-fluorophenyl)-(3S)-hydroxypropyl]-(4S)-(4-hydroxyphenyl)-2-azetidinone).

“Hourly Cost” means the Hourly Rate multiplied by the number of hours, or portion thereof, actually spent by Esperion’s employees in performing the assistance contemplated under Section 2.1.1(b) (TC Products Development).

“Hourly Rate” means, for the first [***] hours of work performed by Esperion employees, [***], and after such first [***] hours of work, until such time as the Parties agree otherwise, [***], subject to annual increases beginning on [***] to reflect percentage increase in the Consumer Price Index for the US City Average, calculated by the Bureau of Labor Statistics during the immediately preceding Calendar Year and similarly calculated year to year increases each subsequent Calendar Year.

“Launch” means, for a Licensed Product in the DSE Territory, the anticipated date of the First Commercial Sale for such Licensed Product in the DSE Territory as determined by DSE or any of its Related Parties.

“Statin” means an HMG-CoA reductase inhibitor for the reduction of low-density lipoprotein (LDL) cholesterol.

“TC Products Data” has the meaning set forth in Section 12.1.2 (a) (Ownership).

“TC Products Development” has the meaning set forth in Section 2.1.1(a) (TC Products Development).

“Technology Transfer Agreement” has the meaning set forth in Section 5.1 (Licensed Products other than TC Products).

“Triple Combination Product” or “TC Product” has the meaning set forth in Section 1.77(b) (Licensed Products).

b.Development

i.The following is hereby added as a new Section 2.1.1 and current Sections 2.1.1 (Overview; Esperion Global Development Plan), 2.1.2 (Diligence; Compliance) and 2.1.3 (Performance) are renumbered as necessary:

2.1.1 TC Products Development.

(a) Subject to Section 2.1.1(b), DSE shall be and remain solely responsible for and have sole decision-making right over, [***], all Development activities for any TC Product, including any Post- Approval Studies relating to such TC Product, in support of obtaining Regulatory Approval for and Commercializing such TC Product in the DSE Territory (the “TC Products Development”). All TC Products Development shall be in DSE’s sole discretion, and DSE shall have no obligation to perform any TC Products Development.

(b) DSE will have the right to request reasonable assistance from Esperion in connection with the performance of any activities constituting TC Products Development. Within [***] of any such request by DSE, the Parties shall discuss in good faith and agree in writing the assistance to be provided by Esperion (including timelines and corresponding budget) (the “Esperion Assistance”). Promptly following the end of each Calendar Quarter, Esperion will issue to DSE an invoice for the amount of Hourly Costs and Out-of-Pocket Costs incurred by or on behalf of Esperion in the performance of the Esperion Assistance in accordance with the budget agreed upon by the Parties. DSE will pay to Esperion the undisputed amount of each such invoices within [***] of DSE’s receipt of the applicable invoice.

ii.As used in each of Section 2.1.2 (Overview; Esperion Global Development Plan), Section 2.1.3 (Diligence; Compliance) and Section 2.1.4 (Performance) (after giving effect to the amendment set forth in Section 2.b.i herein), the term “Licensed Product” excludes any TC Product.

iii.As used in Section 2.2 (Product Development), and all of its subsections, the term “Licensed Product” excludes any TC Product.

iv.The following is added as a new last sentence to Section 2.2.1 (Product Development Activities): “A TC Product shall not be deemed a PDA New Product Project.”

v.Section 2.3 (Records, Reports and Information Sharing) (together with all of its subsections except for clause (i) in Section 2.3.3) and Section 2.4 (Third Parties) (except for its clause (c)) will apply mutatis mutandis to DSE and to a TC Product; specifically, all instances of “Esperion” will be replaced by “DSE” and all instances of “Licensed Product” will be replaced by “TC Product”.

c.Regulatory Matters.

i.As used in each of Section 3.1 (Ownership of Regulatory Filings), Section 3.2 (Responsibility for Regulatory Matters), Section 3.3 (Communications with Regulatory Authorities), Section 3.4 (Meetings with Regulatory Authorities) and Section 3.5 (Submissions), and each of such Sections’ respective subsections, the term “Licensed Product” excludes any TC Product.

ii.The following is hereby added as a new Section 3.6 and current Sections 3.6 (Pricing and Reimbursement Approvals), 3.7 (Right of Reference) and 3.8 (Pharmacovigilance) are renumbered as necessary.

3.6 TC Products Regulatory Matters.

(a) Responsibility for Regulatory Matters and Ownership of Regulatory Filings for TC Products. DSE will be solely responsible, [***], for all regulatory matters involving the TC Products in each jurisdiction in the DSE Territory (as determined on a regulatory jurisdiction by-regulatory jurisdiction basis), including (i) overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, each Regulatory Authority with respect to the TC Products, (ii) interfacing, corresponding and meeting with each Regulatory Authority with respect to the TC Products, (iii) seeking and maintaining all Regulatory Approvals for the TC Products, and (iv) maintaining and submitting all records required to be maintained or required to be submitted to any Regulatory Authority with respect to the TC Products, in each case ((i) – (iv)) in the DSE Territory. DSE will own all Regulatory Approvals and related Regulatory Documentation submitted to any Regulatory Authority for any TC Product in the DSE Territory.

(b) Communications with Regulatory Authorities involving TC Products. DSE will own and respond to all communications with each Regulatory Authority in the DSE Territory involving the TC Products. Within [***] after receipt of any Material Communication from such Regulatory Authority involving any TC Product (including any in-person meeting such Regulatory Authority), DSE will provide Esperion with a brief written description of the principal issues raised in such Material Communication with such Regulatory Authority. Upon Esperion’s reasonable request after receiving a notice from DSE in accordance with the immediately preceding sentence, DSE will provide to Esperion complete copies of such correspondence or meeting minutes, as applicable, of any such Material Communication within a reasonable period of time.

(c) Submissions to Regulatory Authorities involving TC Products. As determined on a regulatory jurisdiction-byregulatory jurisdiction basis in the DSE Territory, with respect to each TC Product, DSE will own and control all submissions to Regulatory Authorities in the DSE Territory involving the TC Products. With respect to each TC Product, DSE will notify Esperion about each of the following events in the DSE Territory: (i) planned submissions of any filings or applications for Regulatory Approval of such TC Product to any Regulatory Authority with at least [***]’s prior written notice prior to the intended submission date, (ii) confirmation of the submission date of a filing or application for Regulatory Approval of such TC Product to any Regulatory Authority, and (iii) receipt or denial of Regulatory Approval for such TC Product promptly after receipt. Without limiting the foregoing, DSE will allow Esperion a reasonable opportunity to review and comment on all filings and other submissions to Regulatory Authorities or other Governmental Authorities in the DSE Territory for a TC Product in advance of submitting any such filings or other submissions (such as, but not limited to, post-approval variations e.g. label updates, Quality Changes). DSE will consider all comments timely provided by Esperion in connection therewith and accept such comments if reasonable.

(d) Esperion Regulatory Assistance. DSE will have the right to request reasonable support and assistance from Esperion in connection with developing answers to questions and advice sought by DSE in connection with regulatory matters involving any TC Product in the DSE Territory, including with respect to communications with and submissions to Regulatory Authorities. Following any such request by DSE, Esperion agrees to use Commercially Reasonable Efforts to provide such reasonable regulatory support and assistance to DSE. Promptly following the end of each Calendar Quarter during which Esperion or any of its Affiliate have provided any such support or assistance to DSE, Esperion will issue to DSE an invoice for the amount of Hourly Costs and Out-of-Pocket Costs incurred by or on behalf of Esperion in the performance of such activities. DSE will pay to Esperion the undisputed amount of each such invoices within [***] of DSE’s receipt of the applicable invoice.

iii.The last sentence of Section 3.7 (Pricing and Reimbursement Approvals) (after giving effect to the amendment set forth in Section 2.c.ii herein) is hereby deleted in its entirety and replaced with the following:

“Except with respect to a TC Product, Esperion shall reasonably cooperate with DSE in connection therewith, including executing such documents as well as providing access to all necessary data in Esperion’s Control and not previously made available to DSE, such as patient-level data, all Regulatory Documentation, publication plan and manuscripts under preparation, support with the necessary data-analyses (bio-statistical analyses), as may be necessary to confirm DSE’s rights to prepare, submit, and obtain such Pricing Approvals for the Licensed Product in the DSE Territory.”

d.Commercialization.

i.Section 4.1.3 (DSE Commercial Diligence) is hereby deleted in its entirety and replaced with the following:

4.1.3. DSE Commercial Diligence. Without limiting the foregoing, DSE will use Commercially Reasonable Efforts to Commercialize each Licensed Product that is not a TC Product throughout the DSE Territory; [***], then DSE [***].

ii.Section 4.1.4 (Selected Clinical Activities) is hereby amended to replace: [***].

iii.The first two (2) sentences of Section 4.2.1 (Initial DSE Territory Commercialization Plan) are hereby deleted in their entirety and replaced with the following:

“DSE shall deliver to the JCC an initial written plan setting forth a summary of the anticipated activities to be undertaken by or on behalf of DSE in connection with the Commercialization of such Licensed Product in the DSE Territory (each, a “DSE Territory Commercialization Plan”), [***]. Each DSE Territory Commercialization Plan shall describe, an outline of the Commercialization activities for each Licensed Product in the DSE Territory, including [***].

And, the following is added as a new last sentence to Section 4.2.1 (Initial DSE Territory Commercialization Plan): “The Parties agree that the respective DSE Territory Commercialization Plans for the Licensed Products NILEMDO™ and NUSTENDI™ have been delivered by DSE to the JCC in accordance with this Section 4.2.1 (Initial DSE Territory Commercialization Plan).”

e.Manufacture and Supply.

i.Sections 5.1 (Manufacturing Responsibility) (and its subsections) and 5.2 (Supply Price) are hereby deleted in their entirety and replaced with the following:

5.1 Licensed Products other than TC Products. Esperion and DSE are parties to that certain Manufacturing and Supply Agreement, dated and effective as of July 30, 2019, as amended on November 20, 2020 (the “DSE Supply Agreement”) and (together with Daiichi Sankyo Company Limited) that certain Technology Transfer Agreement, dated and effective as of the effective date of the third amendment to this Agreement (the “Technology Transfer Agreement”), which, as between the Parties hereto, govern their respective rights and obligations with respect to the manufacture and supply of bulk drug product form of the Licensed Products (other than TC Products) for Commercialization in the DSE Territory.

5.2 TC Products. DSE will (a) have the exclusive right and responsibility to Manufacture and supply, [***], either itself or through a Third Party manufacturer, the TC Products for Development and Commercialization thereof by or on behalf of DSE in the DSE Territory under this Agreement, and (b) be responsible, at its own cost and expense, for supplying all quantities of the TC Products for use in the performance of activities as part of any Esperion Assistance, as may be applicable. In the event DSE desires for Esperion to Manufacture or supply bulk drug product form of any TC Products, the Parties shall use Commercially Reasonable Efforts to negotiate a manufacturing and supply arrangement therefor.

f.JCC Responsibility.

i.Section 6.1.6 (JCC Responsibilities) is hereby deleted in its entirety and replaced with the following:

6.1.6. JCC Responsibilities. The JCC shall be limited to the following responsibilities in connection with this Agreement:

(a) reviewing the status of Licensed Products other than TC Products, including material Development and Manufacturing matters;

(b) approval of any request by DSE to conduct a Selected Clinical Activity for a Licensed Product other than a TC Product by or under the oversight of DSE in the DSE Territory, including the approval of the relevant protocol and related documentation;

(c) addressing any other matters regarding the Development or Manufacturing of Licensed Products other than TC Products referred to the JCC by the terms of this Agreement; and

(d) performing such other activities as the Parties agree in writing shall be the responsibility of the JCC.

ii.Section 6.1.7(c) (Tie-Breaking) is hereby deleted in its entirety and replaced with the following:

(c) Tie-Breaking. If a dispute cannot be resolved under Section 6.1.7(b) (Escalation), then:

(i) the Chief Executive Officer of DSE or his or her designee shall have the deciding vote if the dispute relates to (A) [***], or (B) [***], and

(ii) the Chief Executive Officer of Esperion shall have the deciding vote if the dispute relates to:

(A) [***],

(B) [***], and

(C) [***].

(iii) All matters within the JCC’s responsibilities that cannot be resolved under Section 6.1.7(b) (Escalation) that are not subject to a Party’s deciding vote pursuant to clause (i) or clause (ii) of this Section 6.1.7(c) (Tie-Breaking), shall be subject to the mutual agreement of both Parties and shall not be subject to arbitration or any other form of external dispute resolution.

For the avoidance of doubt: (a) all matters relating to the Development, Manufacturing and Commercialization of the Licensed Products other than TC Products or of the TC Products, in each case, in the Esperion Territory shall be decided by Esperion and shall not be subject to decision-making by the JCC, and (b) all matters relating to the Development, Manufacturing and Commercialization of the TC Products in the DSE Territory shall be decided by DSE and shall not be subject to decision-making by the JCC.

g.Licenses; Retained Rights.

i.Section 8.1.1 (Exclusive License Grant) is hereby deleted in its entirety and replaced with the following:

8.1.1. Exclusive License Grants. Subject to the terms and conditions of this Agreement, including Section 8.3 (Retained Rights), Esperion hereby grants to DSE a non-transferable (except as provided in Section 14.2 (Assignment)), sublicensable (subject to Section 8.1.2 (DSE Sublicense Rights)), exclusive (even as to Esperion) license under the Esperion Technology, Esperion Patent Rights and Esperion Trademarks to: (a) (i) Commercialize the Licensed Products other than TC Products in the Field in the DSE Territory and (ii) Manufacture and have Manufactured the Licensed Products other than TC Products anywhere in the world (excluding Japan) solely for the purpose of Commercializing such Licensed Products other than TC Products in the Field in the DSE Territory, and (b) (i) Develop, Manufacture and Commercialize the TC Products in the Field in the DSE Territory, (ii) Develop and have Developed the TC Products anywhere in the world (excluding Japan) solely for the purpose of obtaining Regulatory Approval of and Commercializing the TC Products in the Field in the DSE Territory, and (iii) Manufacture and have Manufactured the TC Products anywhere in the world (excluding Japan) solely for the purposes of Developing the TC Products for Commercialization in the Field in the DSE Territory and Commercializing the TC Products in the Field in the DSE Territory. The licenses granted hereunder shall be royalty-bearing for the Royalty Term applicable to each Licensed Product in each country in the DSE Territory, and, after the expiration of the Royalty Term applicable to such Licensed Product in such country, shall convert to a fully-paid perpetual license for such Licensed Product in such country.

ii.Section 8.3 (Retained Rights) is hereby deleted in its entirety and replaced with the following:

8.3. Retained Rights. For the avoidance of doubt, notwithstanding the provisions of Section 8.1 (Licensed Grants to DSE) or any other provision of this Agreement, Esperion shall retain rights under the Esperion Patent Rights, Esperion Know-How, Regulatory Documentation, Esperion Trademarks and Esperion house marks to: (a) perform its responsibilities under this Agreement, the DSE Supply Agreement and the Technology Transfer Agreement, (b) without limiting the Parties’ obligations under Section 6 of the Technology Transfer Agreement, Manufacture, have Manufactured, supply and have supplied the Licensed Products other than TC Products in the DSE Territory and DS Territory solely for the purpose of Developing and Commercializing such Licensed Products other than TC Products in the Esperion Territory, (c) Develop and have Developed the TC Products in the DSE Territory and DS Territory solely for the purpose of obtaining Regulatory Approval of and Commercializing the TC Products in the Esperion Territory, and (d) Manufacture, have Manufactured, supply and have supplied the TC Products in the DSE Territory and DS Territory solely for the purpose of Developing and Commercializing the TC Products in the Esperion Territory.

h.TC Products Financial Terms.

i.Section 9.3 (Commercial Milestones) is hereby deleted in its entirety and replaced with the following:

9.3. Commercial Milestones. DSE shall provide Esperion with written notice of the achievement by DSE or any of its Related Parties of any commercial milestone event set forth below in this Section 9.3 (Commercial Milestones) within [***] after the end of the Fiscal Quarter in which such event has occurred. Esperion shall invoice DSE within [***] of receipt of such written notice by DSE, and DSE shall remit the associated milestone payment within [***] of the receipt of such invoice. The Parties acknowledge that more than one commercial milestone payment may become due and payable in any given Fiscal Year. Each commercial milestone payment set forth below shall be payable only once, regardless of the number of times a commercial milestone event is achieved.

Commercial Milestone Event	Commercial Milestone Payment
Upon the first achievement of Net Sales for a Fiscal Year of the Licensed Products (excluding Net Sales for any TC Products) in the DSE Territory equal to or exceeding Euro [***]	$[***]
Upon the first achievement of Net Sales for a Fiscal Year of the Licensed Products (excluding Net Sales for any TC Products) in the DSE Territory equal to or exceeding Euro [***]	$[***]
Upon the first achievement of Net Sales for a Fiscal Year of the Licensed Products (excluding Net Sales for any TC Products) in the DSE Territory equal to or exceeding Euro [***]	$[***]

ii.Sections 9.4.1 (Royalty Rates) and 9.4.2 (Royalty Term) are hereby deleted in its entirety and replaced with the following:

9.4.1. Royalty Rates. Subject to the terms and conditions of this Agreement, DSE shall pay to Esperion royalties on Net Sales of Licensed Products sold in the DSE Territory for a given Fiscal Year by or on behalf of DSE and its Related Parties during the Royalty Term for each Licensed Product at the applicable royalty rate set forth below:

Net Sales of Licensed Products for a given Fiscal Year in the DSE Territory	Royalty (as a percentage of Net Sales)
Portion less than or equal to Euro [***]	15%
Portion greater than Euro [***] and less than or equal to [***]	20%
Portion greater than Euro [***]	25%

9.4.2. Royalty Term. The period during which the royalties set forth in Section 9.4.1 (Royalty Rates) shall be payable on a Licensed Product-by-Licensed Product and country-by-country basis shall commence upon the First Commercial Sale of such Licensed Product in such country and continue until the latest of (a) the expiration of the last Valid Claim of the Esperion Patent Rights that covers such Licensed Product in such country, (b) the expiration of Regulatory Exclusivity for such Licensed Product in such country, and (c) the [***] anniversary of the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”). For the avoidance of doubt, from and after the expiration of the Royalty Term for a Licensed Product in a country of the DSE Territory, Net Sales of such Licensed Product in such country shall be excluded for purposes of calculating the Net Sales thresholds set forth in Section 9.3 (Commercial Milestones).

i.Indemnification.

i.Clause (b) of Section 11.1 (General Indemnification by DSE) is hereby deleted in its entirety and replaced with the following: “(b) the Commercialization of

Licensed Products other than TC Products by or on behalf of DSE or any of its Related Parties,”.

ii.The following are added as new clauses (c) and (d) to Section 11.1 (General Indemnification by DSE): “(c) the Manufacture of Licensed Products other than TC Products by or on behalf of DSE or any of its Related Parties, (d) the Development, Manufacture and Commercialization of TC Products by or on behalf of DSE or any of its Related Parties,”.

iii.Clause (c) of Section 11.1 (General Indemnification by DSE) is hereby renumbered as clause (e).

iv.Clauses (b) and (c) of Section 11.2 (General Indemnification by Esperion) are hereby deleted in their entirety and replaced with the following: “(b) the Development of Licensed Products other than TC Products by Esperion or any of its Affiliates, (c) the Commercialization of Licensed Products other than TC Products by or on behalf of Esperion or any of its Affiliates (excluding such conduct by DSE, its Affiliates and its Sublicensee hereunder),”.

v.The following is added as new clause (d) to Section 11.2 (General Indemnification by Esperion): “(d) the Development, Manufacture and Commercialization of TC Products by or on behalf of Esperion or any of its Affiliates (excluding such conduct by DSE, its Affiliates and its Sublicensee hereunder),”.

vi.Clause (d) of Section 11.2 (General Indemnification by Esperion) is hereby renumbered as clause (e).

j.TC Products Data Ownership.

i.Section 12.1.2 (Ownership) is hereby deleted in its entirety and replaced with the following:

12.1.2. Ownership.

(a) DSE shall own the entire right, title and interest in and to all Know-How, scientific, technical, test, or other data or information pertaining to any TC Product that is generated by or on behalf of DSE or any of its Affiliates or Sublicensees during the Term, or, as may be applicable, is generated by or on behalf of Esperion or any of its Affiliates or (sub)contractors in performing the Esperion Assistance, including research data, preclinical data, clinical pharmacology data, chemistry-manufacture-controls (CMC) data (including analytical and quality control data and stability data), pre-clinical data, clinical data, clinical study reports, any safety database pertaining to any TC Product and all data used in connection with submissions of any Regulatory Approval with respect to any TC Product (collectively, “TC Products Data”). Esperion shall assign and hereby does assign (and shall cause its Affiliates and (sub)contractors to assign) to DSE all rights worldwide in and to any TC Products Data generated in the performance of any Esperion Assistance, as applicable, to effectuate the ownership thereof as set forth in this Section 12.1.2(a).

(b) DSE shall own the entire right, title and interest in and to all inventions it Invents during the Term, and, except as set forth in Section 12.1.2(a), Esperion shall own the entire right, title and interest in and to all inventions it Invents during the Term. The Parties shall jointly own the entire right, title and interest in and to all inventions they Invent jointly during the Term.

k.Effect of Termination.

i.Section 13.4.2 (Disclosure of Certain Commercialization Related Information) is hereby deleted in its entirety and replaced with the following:

13.4.2. Disclosure of Certain Commercialization Related Information. DSE will disclose and will transfer (or cause to be transferred) to Esperion copies of all material information pertaining to pricing and market access strategy and health economic study information, in each case, for each Licensed Product in the DSE Territory in the possession of DSE or any of its Related Parties as of the date of such reversion that is necessary or useful for the continued Commercialization of such Licensed Product in the DSE Territory;

ii.Section 13.4.6(a) (Transition Activities) is hereby deleted in its entirety and replaced with the following:

(a) The Parties wish to provide a mechanism to ensure that, in the event patients are being treated with any Licensed Product or are being given any Licensed Product in any ongoing Clinical Studies as of the date of such termination, such patients will continue to have access to such Licensed Product while the development, regulatory and commercial responsibilities, as applicable, for such Licensed Product are transitioned from DSE to Esperion. As such, Esperion may request DSE to perform transition activities that are necessary or useful to (1) where such Licensed Product is a TC Product that is the subject of ongoing Clinical Studies, transfer to Esperion or its designee all such ongoing Clinical Studies or, if so instructed by Esperion, wind-down the conduct of any such ongoing Clinical Studies (subject to ethical obligations and requirements under applicable Laws), (2) transition DSE’s and its Related Parties’ Commercialization activities (if any) to Esperion of such Licensed Product to minimize disruption to sales, (3) provide patients with continued access to such Licensed Product (if applicable), (4) enable Esperion (or Esperion’s designee) to assume and execute all responsibilities under all Regulatory Approvals for such Licensed Product and, where such Licensed Product is a TC Product, under all ongoing Clinical Studies (other than those designated by Esperion to be wound down), and (5) ensure long-term continuity of supply for such Licensed Product (collectively, the “Transition Activities”), but no longer than [***] following the effective date of termination.

iii.Section 13.4.6(c) (Transition Activities) is hereby deleted in its entirety and replaced with the following:

(c) [***], Esperion will reimburse DSE’s out-of-pocket costs to perform the Transition Activities. Esperion will own all revenue derived from any and all Licensed Products after the termination date and DSE will remit all such revenues to Esperion no later than the [***] day following the end of the month in which such revenue was received.

3.No Other Changes. All other original terms and conditions of the LCA, except as specifically amended herein, will remain in full force and effect. To the extent there is a conflict between this 3rd Amendment and the LCA, the provisions of this 3rd Amendment will control.

4.Effectiveness. This 3rd Amendment will be effective as of the 3rd Amendment Effective Date.

5.Assignment. This 3rd Amendment may not be assigned, nor may any right or obligation hereunder be assigned, by either Party without the prior written consent of the other Party, except that either Party may assign this 3rd Amendment, and its rights and obligations hereunder, without the other Party’s prior written consent together with an assignment of the LCA in accordance with Section 14.2 (Assignment) of the LCA.

6.Miscellaneous. The provisions of Sections 14.3 (Governing Law), 14.4 (Jurisdiction), 14.5 (Entire Agreement; Amendment); 14.6 (Severability), 14.7 (Headings), 14.8 (Waiver of Rule of Construction), 14.9 (Interpretation) and 14.17 (Counterparts) of the LCA are hereby incorporated into this 3rd Amendment by reference and shall apply to this 3rd Amendment, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this 3rd Amendment to be duly executed by their respective duly authorized officers as of the 3rd Amendment Effective Date.

Esperion Therapeutics, Inc.	Daiichi Sankyo Europe GmbH

By: /s/ Authorized Signatory	By: /s/ Authorized Signatory
Name: [***]	Name: [***]
Title: [***]	Title: [***]

By: /s/ Authorized Signatory
Name: [***]
Title: [***]